EMPLOYMENT AGREEMENT
                             --------------------

               AGREEMENT, dated as of May 30, 1997, between WELLSFORD REAL PROPERTIES, INC., a Maryland corporation with offices at 610 Fifth Avenue, New York, New York 10020 (the "Company"), and
David M. Strong, an individual residing at 1450 Wynkoop, Apt. 5B, Denver, Colorado 80202 ("Executive").

               WHEREAS, the Executive is an executive of Wellsford Residential Property Trust, a Maryland real estate investment trust ("Wellsford Residential");

               WHEREAS, Equity Residential Properties Trust, a Maryland real estate investment trust, is merging with and into Wellsford Residential as of the date hereof (the "Merger");

               WHEREAS, immediately prior to the Merger, Wellsford Residential is distributing to its common shareholders, pro rata, all of the shares of common stock that it owns in the Company; and

               WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company.

               IT IS AGREED:

                1.  Duties.  (a)   During the term of the Executive's
employment hereunder the Executive shall serve and the Company shall employ the Executive as Vice President for Development to perform such executive or administrative services for the Company consistent with those of a Vice President as may be assigned to the Executive by the directors, Chairman of the Board or President of the Company. The Executive hereby accepts such employment and agrees to perform such services.

                    (b) The Executive shall devote substantially all of his time, attention and energies during business hours to the performance of his duties hereunder. The Executive shall give advance written notice to the Chairman of the Board and President of any intended active involvement in any other business enterprise.

                    (c) The Executive shall cooperate with the Company, including taking such medical examinations as the Company reasonably shall deem necessary, if the Company shall desire to obtain medical, disability or life insurance with respect to the Executive.

                    (d) The Executive shall not be required to relocate or conduct the Company's business outside the Denver, Colorado area in order to perform his duties under this Agreement but shall undertake such reasonable business travel as may be necessary to perform said duties (for which the Executive shall be reimbursed pursuant to Section 4 below for costs and expenses incurred in connection therewith).

                2. Employment Term. This Agreement shall commence on May 30, 1997 and shall continue in effect through May 29, 1999; provided, however, that, on May 30, 1999 and on each May 30 thereafter, the term of this Agreement shall automatically be extended for one additional year beyond such May 30 unless, not later than the immediately preceding February 28, either the Executive or the Company shall have given notice to the other not to extend this Agreement.

                3. Compensation. For all services rendered by the Executive pursuant to this Agreement:

               (a) The Company shall pay to the Executive an annual base salary at the following rates:

               (i) for the period from May 30, 1997 through May 29, 1998 - $125,000;

              (ii) for the period from May 30, 1998 through May 29, 1999 - $145,000; and

             (iii) for each additional year thereafter, the annual base salary for the immediately preceding year plus three percent (3%) of such annual base salary.

All such compensation shall be paid bi-weekly or at such other regular intervals, not less frequently than monthly, as the Company may establish from time to time for executive officers of the Company.

          (b) In addition to the compensation set forth in subsection 3(a) above, during the term of this Agreement, the Executive may be entitled to a cash bonus after the end of each calendar year based upon the Executive's and the Company's performance during such calendar year, as may be determined by the Compensation Committee. The Company shall announce to the Executive the amount of his bonus for each year during December of such year (or during the month in which this Agreement shall expire, if applicable) and pay such bonus during the following January (or during the month following expiration of this Agreement, as the case may be), unless otherwise agreed to by the Executive and the Company.

           4. Expenses. (a) The Company shall reimburse the Executive for all out-of-pocket expenses actually and necessarily incurred by him in the conduct of the business of the Company against reasonable substantiation submitted with respect thereto.

          (b) Unless the provisions of subsection 4(c) below shall apply, the Company shall reimburse the Executive for all legal fees and related expenses (including the costs of experts, evidence and counsel) paid by the Executive as a result of (i) the termination of Executive's employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (ii) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits or (iii) any action taken by the Company against the Executive; provided, however, that the Company shall reimburse the legal fees and related expenses described in this subsection 4(b) only if and when a final judgement has been rendered in favor of the Executive and all appeals related to any such action have been exhausted.

          (c) The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (i) the termination of Executive's employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (ii) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits or (iii) any action taken by the Company against the Executive, unless and until such time that a final judgement has been rendered in favor of the Company and all appeals related to any such action have been exhausted; provided, however, that the circumstances set forth above occurred on or after a change in control of the Company.

          (d) For purposes of this Agreement, a "change in control of the Company" shall be deemed to occur if:

               (i) there shall have occurred a change in control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof, whether or not the Company is then subject to such reporting requirement, provided, however, that there shall not be deemed to be a "change in control" of the Company if immediately prior to the occurrence of what would otherwise be a "change in control" of the Company (a) the Executive is the other party to the transaction (a "Control Event") that would otherwise result in a "change in control" of the Company or (b) the Executive is an executive officer, trustee, director or more than 5% equity holder of the other party to the Control Event or of any entity, directly or indirectly, controlling such other party,

               (ii) the Company merges or consolidates with, or sells all or substantially all of its assets to, another company (each, a "Transaction"), provided, however, that a Transaction shall not be deemed to result in a "change in control" of the Company if (a) immediately prior thereto the circumstances in (i)(a) or (i)(b) above exist, or (b) (1) the shareholders of the Company, immediately before such Transaction own, directly or indirectly, immediately following such Transaction in excess of fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Transaction (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Transaction and (2) the individuals who were members of the Company's Board of Trustees immediately prior to the execution of the agreement providing for such Transaction constitute at least a majority of the members of the board of directors or the board of trustees, as the case may be, of the Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Surviving Corporation, or


               (iii) the Company acquires assets of another company or a subsidiary of the Company merges or consolidates with another company (each, an "Other Transaction") and (a) the shareholders of the Company, immediately before such Other Transaction own, directly or indirectly, immediately following such Other Transaction 50% or less of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Other Transaction (the "Other Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Other Transaction or (b) the individuals who were members of the Company's Board of Trustees immediately prior to the execution of the agreement providing for such Other Transaction constitute less than a majority of the members of the board of directors or the board of trustees, as the case may be, of the Other Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Other Surviving Corporation, provided, however, that an Other Transaction shall not be deemed to result in a "change in control" of the Company if immediately prior thereto the circumstances in (i)(a) or (i)(b) above exist.

           5. Benefits. The Executive shall be entitled to such paid vacation time each year and such other medical benefits as are afforded from time to time to all executive officers of the Company (other than the Chairman of the Board and the President). The Company shall indemnify the Executive in the performance of his duties pursuant to the bylaws of the Company and to the fullest extent allowed by applicable law, including, without limitation, legal fees.

           6. Earlier Termination. (a) If the Executive shall die during the term of this Agreement, this Agreement shall be deemed to have been terminated as of the date of the Executive's death, and the Company shall pay to the legal representative of the Executive's estate all monies due hereunder prorated through the last day of the month during which the Executive shall have died, as well as a bonus equal to the product of (x) the base salary payable to the Executive pursuant to subsection 3(a) from January 1 of the year in which the Executive shall have died through the last day of the month during which the Executive shall have died and (y) the greater of (i) 1/2 or
(ii) the percentage of the Executive's base salary for the immediately preceding fiscal year that was paid to the Executive as a bonus for the immediately preceding fiscal year, expressed as a fraction (the greater of clauses (i) and (ii) being herein referred to as the "Deemed Bonus Fraction").

          (b) If the Executive shall fail, because of illness or incapacity, to render the services contemplated by this Agreement for six consecutive months or for shorter periods aggregating nine months in any calendar year, the Company may determine (as set forth in subsection (d) below) that the Executive has become disabled. If within thirty (30) days after the date on which written notice of such determination is given to the Executive, the Executive shall not have returned to the continuing full-time performance of his duties hereunder, this Agreement and the employment of the Executive hereunder shall be deemed terminated and the Company shall pay to the Executive all monies due hereunder prorated through the last day of the month during which such termination shall occur, as well as a bonus equal to the product of (x) the base salary payable to the Executive pursuant to subsection 3(a) from January 1 of the year in which this Agreement is terminated through the last day of the month during which this Agreement is terminated and (y) the Deemed Bonus Fraction.

          (c) The Company, by written notice to the Executive specifying the reason therefor, may terminate this Agreement for Cause as determined pursuant to subsection (d) below. As used herein, "Cause" shall be defined as actions by the Executive which constitute malfeasance. Malfeasance includes, but is not limited to, the Executive engaging in fraud, dishonest conduct or other criminal conduct.

          (d) A determination of disability or Cause shall be made in the reasonable and sole discretion of the Company's Chairman of the Board of the Company. The Company's Board of Directors shall, upon request of the Executive, review the decision of whether the Executive has become disabled or has been discharged, released or terminated for Cause and the Board of Directors shall confirm, modify or reverse such determination in its sole discretion.

          (e) The Executive may terminate this Agreement if any change in control of the Company occurs.

          7. Compensation Upon Termination Upon a Change in Control. (a)If after a change in control of the Company the Executive's employment shall be terminated (I) by the Company other than for Cause or (II) by the Executive, then the Executive shall be entitled to the benefits provided below:

               (i) the Company shall pay the Executive, not later than the date of termination, (x) his full base salary through the date of termination, (y) compensation for accrued vacation time, plus (z) a pro rata portion of the Executive's annual bonus for the calendar year in which the termination occurs, assuming that the Executive would have received a bonus for such full calendar year equal to the product of (A) the base salary that would be payable to the Executive pursuant to subsection 3(a) for such full calendar year and (B) the Deemed Bonus Fraction;

               (ii) the Company shall pay as severance pay to the Executive, not later than the date of termination, a lump sum severance payment (the "Severance Payment") equal to the greater of (x) the aggregate of all compensation due to the Executive hereunder had his employment not been so terminated (without duplication of subsection 7(a)(i) above), including, without limitation, all bonus payments which would have been due to the Executive pursuant to subsection 3(b), through the expiration of this Agreement assuming that the Executive would have received a bonus for each calendar year through the expiration of this Agreement equal to the product of (A) the base salary payable to the Executive pursuant to subsection 3(a) for each such calendar year and (B) the Deemed Bonus Fraction, or (y) 2 times the "base amount" within the meaning of Sections 280G(b)(3) and 280G(d) of the Internal Revenue Code of 1986, as amended (the "Code"), and any applicable temporary or final regulations promulgated thereunder, or its equivalent as provided in any successor statute or regulation. If Section 280G of the Code (and any successor provisions thereto) shall be repealed or otherwise be inapplicable, then the Severance Payment under clause (ii)(y) above shall equal 2 times the average of the Executive's annual compensation during the three calendar year period preceding the calendar year in which the date of termination occurs. For purposes of determining annual compensation in the preceding sentence, compensation payable to the Executive by the Company (including Wellsford Residential) shall include every type and form of compensation includible in the Executive's gross income in respect of his employment by the Company (including Wellsford Residential) (including, without limitation, all income reported on an Internal Revenue Service Form W-2), compensation income recognized as a result of the Executive's exercise of stock options or sale of the stock so acquired and including, without limitation, any annual bonus payments previously paid to such Executive. For purposes of calculating the "base amount" within the meaning of Sections 280G(b)(3) and 280G(d) of the Code and annual compensation in the second preceding sentence, any income of the Executive that constitutes a "parachute payment" within the meaning of Section 280G(b)(2) of the Code shall not be taken into account in making such calculations; and

               (iii)  an amount equal to the Additional Amount pursuant to
          Section 8 below.

          (b) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this
Section 7 be reduced by any compensation earned by him as the result of employment by another employer or by retirement benefits after the date of termination, or otherwise, except as specifically provided in this Section 7.

          8. Additional Amount. Whether or not Section 7 is applicable, if in the opinion of tax counsel selected by the Executive and reasonably accept-able to the Company, the Executive has or will receive any compensation or recognize any income (whether or not pursuant to this Agreement or any plan or other arrangement of the Company and whether or not the Executive's employment with the Company has terminated) which constitute an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code (or for which a tax is otherwise payable under Section 4999 of the Code), then the Company shall pay the Executive an additional amount (the "Additional Amount") equal to the sum of (i) all taxes payable by the Executive under Section 4999 of the Code with respect to all such excess parachute payments (or otherwise) and the Additional Amount, plus (ii) all federal, state and local income taxes payable by Executive with respect to the Additional Amount. The amounts payable pursuant to this Section 8 shall be paid by the Company to the Executive within 30 days of the written request therefor made by the Executive.

          9.   Protection of Confidential Information; Non-Competition.

               (a) The Executive acknowledges that (i) the Company will suffer substantial damage which will be difficult to compute if the Executive violates any of the provisions of this Section 9, and (ii) the provisions of this Agreement are reasonable and necessary for the protection of the business of the Company.

               (b) The Executive agrees that he will not at any time, either during the term of this Agreement or thereafter, divulge to any person, firm or corporation any material information obtained or learned by him during the course of his employment with the Company, with regard to the operational, financial, business or other affairs of the Company, its officers or directors, except (i) in the course of performing his duties hereunder, (ii) with the Chairman of the Board's or President's express written consent; (iii) to the extent that any such information is in the public domain other than as a result of the Executive's breach of any of his obligations hereunder; or
(iv) where required to be disclosed by court order, subpoena or other government process.

               (c) Upon termination of his employment with the Company, or any time the Company may so request, the Executive will promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, blueprints, software and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith, which he may then possess or have under his control.

               (d) During the term of this Agreement and any renewal hereof (including any remaining portion of the stated term of this Agreement or any renewal term hereof following the termination of the Executive's employment by the Executive unless such termination occurs after a change in control of the Company), and provided the Executive's employment has not been terminated by the Company with or without Cause, the Executive without the prior written permission of the Chairman of the Board or President shall not in the United States, its territories or possessions, directly or indirectly, (i) enter into the employ of or render any services to any person, firm or corporation engaged in any competitive business; (ii) engage in any competitive business for his own account; (iii) become associated with or interested in any competitive business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, director, consultant, advisor or in any other relationship or capacity; (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by the Company while the Executive was employed by the Company; or (v) solicit, interfere with, or endeavor to entice away from the Company any of its customers or sources of supply. However, nothing in this Agreement shall preclude the Executive from investing his personal assets in the securities of any corporation or other business entity which is engaged in a competitive business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than 1% of the publicly-traded equity securities of such competitor. A competitive business shall not include (i) any privately owned enterprise or (ii) any publicly owned enterprise engaged in such a business outside of the geographic regions and states in which the Company operates at the time of the termination of this Agreement.

               (e) If the Executive commits a breach of any of the provisions of subsection (b) or (d) above, the Company shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by the Executive that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Each of the rights and remedies enumerated in this subsection (e) shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

               (f) If any provision of subsection (b) or (d) is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

          10. Governing Law; Arbitration. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to New York's conflicts of law principles. Any dispute or controversy arising under this Agreement, or out of the interpretation hereof, or based upon the breach hereof, shall be resolved by arbitration held at the offices of the American Arbitration Association in the City of New York in accordance with the rules and regulations of such association prevailing at the time of the demand for arbitration by either party hereto, and the decision of the arbitrator or arbitrators shall be final and binding upon both parties hereto, provided, however, that the arbitrator or arbitrators shall only have the power and authority to interpret, and not to modify or amend, the terms and provisions hereof. Judgment upon an award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding anything contained in this Section 10, either party shall have the right to seek preliminary injunctive relief in any court in the City of New York in aid of, and pending the final decision in, the arbitration proceeding.

          11. Entire Agreement. This Agreement sets forth the entire agreement of the parties and is intended to supersede all prior employment negotiations, understandings and agreements. No provision of this Agreement may be waived or changed, except by a writing signed by the party to be charged with such waiver or change.

          12. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          13. Notices. All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when given by telex, telegram or mailgram, or when mailed first class postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to receive the same at his or its address above set forth, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 13. All notices shall be deemed to have been given as of the date of personal delivery, transmittal or mailing thereof.

          14. Severability. If any provision in this Agreement is determined to be invalid, it shall not affect the validity or enforceability of any of the other remaining provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                          WELLSFORD REAL PROPERTIES, INC.


                                 By: /s/ Edward Lowenthal
                                    -------------------------------
                                    Edward Lowenthal
                                    President

EXECUTIVE:

/s/ David M. Strong
-----------------------------
David M. Strong